SMITH BARNEY AGGRESSIVE GROWTH FUNDS INC.
                               10F-3 REPORT
                      Period ended February 28, 1997

                                                            % of      % of
               Trade                                   Purch.         Fund
Fund
Issuer              Date      Selling Dealer      Shares         Price
Assets         Issue

Cymer               9/19/96        Morgan Stanley      2,000
9.50      0.003%         0.30%

Applied Analytical
   Industries       9/20/96        Goldman, Sachs      5,000          16.00
0.01      0.56

Hot Topic Inc.      9/24/96        Montgomery Sec.          2,500
18.00          0.01      0.58

LCC International   9/25/96        DLJ            5,000          16.00
0.01      0.40

Perrless System          9/25/96        Hambrecht & Quist         20,000
11.00          0.04      0.53

Cox Radio      9/27/97        Lehman Bros.               20,000       18.50
0.06      0.47

Advanced Fiber
   Comm.       9/30/96        Morgan Stanley      2,000          25.00
0.01      0.44

Wild Oats      10/22/96  Montgomery Sec.          1,500          25.00
0.01      0.15

The Sabre
   Group Holdings   10/10/96  Goldman , Sachs                10,500
27.00          0.05      0.05

Stage Stores        10/24/96  First Boston              10,000        15.50
0.03      0.01

Smar Talk
  Teleservices      10/23/96  Salomon Bros.             15,300        14.50
0.04      0.36

National Oilwell         10/28/96  Merrill Lynch             10,000
17.00          0.03      0.25

Midway              10/30/97  Oppenheimer               25,000        20.00
0.08      0.49

Information
   Management Res.  11/07/96  Montgomery Sec.          5,000          14.00
0.01      0.86

NCO Group      11/6/96        Montgomery Sec.          1,500          13.00
0.003          0.08

Deutsche Telecom    11/18/96  Goldman, Sachs            15,000        18.84
0.05      0.002

Nuskin Asia Pacific 11/21/96  Merrill Lynch             10,000        23.00
0.04      0.40

Compana Anonima
Nacional Telfonas
de Venezuela        11/22/96  Lehman Bros.        10,000         $23.00
0.04%          0.05%

Rogue Wave
   Software         11/22/96  Hambrecht & Quist     1,000         12.00
0.002          0.14

Lines 'N' Things         11/25/96  First Boston          5,000
15.50          0.01      0.04

Versatility Inc.         12/12/96  Merrill Lynch & Co. 2,000
$15.00         0.01%          0.91%

dELIA's Inc.        12/19/96  Hembrecht & Quist   3,000          11.00
0.01      0.34

Adnimistaff         1/28/97        Morgan Stanley & Co.     5,000
17.00          0.01      0.83

Doncasters PLC      1/29/97        CS First Boston Corp.    5,000
16.50          0.01      0.46

Circuit City Stores Inc. 2/3/97         Morgan Stanley & Co.     5,000
20.00          0.02      0.23

Samsonite      2/5/97         Merrill Lynch & Co.       20,000        42.00
0.13      0.26

Four Seasons Hotel Inc.  2/6/97         Morgan Stanley & Co.     5,000
48.00          0.13      0.26

Apex PC Solutions   2/19/97        Montgomery Security 5,000
9.00      0.01      0.14

Special Metals Corp.     2/25/97        Montgomery Securities    5,000
16.50          0.01      0.13